Exhibit 99.1

FOR RELEASE AT 3:00 PM CDT

Contact:  Pat Hansen
Senior Vice President and
Chief Financial Officer
414-247-3435
www.strattec.com

STRATTEC SECURITY CORPORATION

REPORTS FISCAL 2020 SECOND QUARTER

OPERATING RESULTS INCLUDING NON-CASH

COMPENSATION EXPENSE CHARGE

Milwaukee, Wisconsin – January 23, 2020 -- STRATTEC SECURITY CORPORATION (“STRATTEC” or the “Company”) (NASDAQ:STRT) today reported operating results for the fiscal second quarter ended December 29, 2019.

Overview by STRATTEC President and CEO, Frank Krejci

“We have experienced several non-cash charges in our last twelve months operating results as a result of terminating the STRATTEC defined benefit pension plan.  Those charges are now behind us as of this quarter end on December 29, 2019.  The termination of the defined benefit pension plan completes a multi-year effort to reduce significant balance sheet risk and earnings volatility of maintaining this benefit plan relative to the size of our overall Company financial position.  We transferred the pension plan assets and our pension payment obligations to an outside insurer without making an additional contribution.  During this quarter, we took the final step to complete the full termination of the STRATTEC pension plan.”

“Additionally, the impact of the recent General Motors UAW strike reduced our sales in the second quarter by approximately $7 million and by approximately $10 million during the first six months of our fiscal 2020.  Despite the weaker sales for the current year quarter, we were still able to reduce the borrowings under our debt facilities by $4 million during the quarter and a total of $10 million for the first six months of the current fiscal year due to our strong cash flow from operations.  The sales outlook for STRATTEC during the remainder of our fiscal 2020 is anticipated to be stronger than the first six months of fiscal 2020 assuming a stable U.S. economy and a consistent mix of vehicles.”

Second Quarter and Year to Date Highlights

•
Net sales for the fiscal year 2020 second quarter were $106.3 million, representing a 5.8% decrease from net sales of $112.9 million in the prior year second quarter.  For the six months ended December 29, 2019, net sales were $226.2 million compared to net sales of $230.1 million during the prior year six month period.  As described above, the General Motors UAW strike adversely impacted our sales during both the three and six month periods ended December 29, 2019.

•
GAAP net loss and diluted loss per share for the second quarter were $1,341,000 and $0.36 respectively, compared to GAAP net loss of $22.2 million and $5.96 loss per share in the comparable prior year period. Current year to date GAAP net loss and diluted loss per share were $97,000 and $0.03, respectively, compared to GAAP net loss of $18.7 million and $5.03 diluted loss per share in the comparable prior year to date period. The foregoing prior year second quarter results were adversely impacted by a one-time $32.4 million non-cash pre-tax pension settlement charge that reduced the prior year quarter diluted earnings per share by $6.67.

•
For the fiscal year 2020 second quarter, we incurred non-cash compensation charges of $2.2 million related to the transfer of the excess assets remaining in the STRATTEC pension plan to the STRATTEC defined contribution plan.  Excluding the impact of these non-cash compensation expense charges for both years and the pension settlement charge during the prior year fiscal quarter, the current year adjusted second quarter net income was $376,000 and $0.10 adjusted diluted earnings per share compared to adjusted net income of $2.6 million and $0.71 adjusted diluted earnings per share in the prior year second quarter

•
For the current and prior year six month periods, excluding the impact of the non-cash compensation expense charges for both years and the pension settlement charge during the prior year fiscal quarter, we had adjusted net income of $3.3 million and $0.89 adjusted diluted earnings per share in the current year to date period compared to adjusted net income of $5.7 million and adjusted diluted earnings per share of $1.55 in the prior year to date period.

•
Borrowings on our credit facilities were reduced by $4 million during our fiscal year 2020 second quarter, $10 million during the current year to date six month period and $19 million over the last 18 month period.  As of December 29, 2019 the balance on our credit facilities totaled $32 million.

For further information on adjusted or non-GAAP numbers included in this release, see the Non-GAAP to GAAP reconciliation tables, along with the explanatory note following the table, included later on in this release.

Second Quarter Details

Net sales for the second quarter ended December 29, 2019 were $106.3 million, compared to net sales of $112.9 million for the second quarter ended December 30, 2018.  Net loss was $1,341,000 (adjusted net income of $376,000) in the current year quarter, compared to a net loss of $22.2 million in the prior year quarter (adjusted net income of $2.6 million).  Diluted loss per share for the current year second quarter was $0.36 ($0.10 adjusted diluted earnings per share) compared to diluted loss per share of $5.96 ($0.71 adjusted diluted earnings per share) in the prior year quarter.

Net sales to each of our customers in the current year quarter and prior year quarter were as follows (in millions):

	Three Months Ended
	December 29, 2019	December 30, 2018

Fiat Chrysler Automobiles	$27.2	$25.7
General Motors Company	25.4	23.8
Ford Motor Company	15.3	16.1
Tier 1 Customers	14.7	18.5
Commercial and Other OEM Customers	21.4	21.4
Hyundai / Kia	2.3	7.4
TOTAL	$106.3	$112.9

Sales to Fiat Chrysler Automobiles (FCA) in the current year quarter increased over the same period in the prior year quarter due primarily to higher product content on the FCA vehicles for which we supply components.  The increase in sales to General Motors Company in the current year quarter compared to the prior year quarter related primarily to higher content on products we supply to their business.  As reported in the first quarter highlights section, the impact of the General Motors UAW strike resulted in lower net sales by an estimated $7.0 million in the current year quarter.  Sales to the Ford Motor Company decreased in the current year quarter compared to the prior year quarter due primarily to lower volumes on their F-series pickup trucks during the current year quarter.  Sales to Tier 1 customers decreased in the current year quarter in comparison to the prior year quarter mainly due to lower sales volume on our driver control steering column product used on passenger car type vehicles.  Sales to Commercial and Other OEM Customers during the current year quarter were flat in comparison to the prior year quarter.  These customers, along with the Tier 1 Customers, primarily represent purchasers of vehicle access control products, such as latches, fobs, driver controls and door handles that we have developed in recent years to complement our historic core business of locks and keys.  The decreased sales to Hyundai / Kia in the current year quarter were principally due to lower levels of production on the Kia Sedona minivan for which we supply components.

Our Gross Profit margin in the current year quarter compared to the prior year quarter was impacted by a $1,376,000 non-cash compensation expense charge incurred during the current year quarter.  Adjusted Gross Profit margins were 11.0% in the current year quarter compared to 11.3% in the prior year quarter.  This decrease was primarily due to lower sales volumes, an unfavorable Mexico Peso to U.S. Dollar exchange rate affecting our operations in Mexico, and the Mexican minimum wage increase that took effect in the beginning of calendar year 2019 (i.e., the beginning of our fiscal third quarter in the prior year).

Adjusted Engineering, Selling and Administrative expenses as a percent of net sales in the current year quarter were 10.6% compared to 9.3% in the prior year quarter. The increase in our Selling, Engineering and Administrative expenses in the current year quarter compared to the prior year quarter was primarily attributed to an $869,000 non-cash compensation charge incurred during the current year quarter.  Moreover, the increase in overall operating expense spending in the current year quarter was primarily due to new product development costs on power access products.  During the current year quarter, we utilized third party vendors for a portion of our development work, which resulted in higher operating expenses as compared to the prior year quarter.

Included in Other Income (Expense), Net in the current year quarter compared to the prior year quarter were the following items (in thousands of dollars):

	December 29, 2019	December 30, 2018

Equity Earnings of VAST LLC Joint Venture	$496	$1,487
Net Foreign Currency Transaction (Loss) Gain	(363)	277
Rabbi Trust Gain (Loss)	187	(279)
Other	195	(271)
	$515	$1,214

The reduction in equity earnings of VAST LLC in the current year quarter primarily related to higher development costs for new programs and the costs incurred by VAST LLC in connection with startup costs for VAST China’s new plant in Jingzhou, China, which we believe will give VAST added capacity, greater operating efficiencies and a broader geographic footprint in the China market going forward.  Both of these events resulted in lower profitability in our VAST China operation during the current year quarter as compared to the same period in the prior year.  VAST LLC is a crucial part of our global strategy and we anticipate that it will contribute to our overall long term market and financial strength as it continues to grow.

STRATTEC SECURITY CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES TO GAAP PERFORMANCE MEASURES
(in thousands, except earnings per share data)

	Three Months Ended		Six Months Ended
	December 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018

Gross profit (GAAP measure)	$10,333	$12,736	$26,219	$27,919
Compensation charge, pre-tax	1,376	-	2,742	-
Adjusted gross profit (Non-GAAP measure)	$11,709	$12,736	$28,961	$27,919

Engineering, selling & administrative expenses (GAAP measure)	$12,094	$10,470	$25,048	$21,501
Compensation charge, pre-tax	869	-	1,731	-
Adjusted engineering, selling & administrative expenses (Non-GAAP measure)	$11,225	$10,470	$23,317	$21,501

Operating (loss) income (GAAP measure)	$(1,761)	$2,266	$1,171	$6,418
Compensation charge, pre-tax	2,245	-	4,473	-
Adjusted operating income (Non-GAAP measure)	$484	$2,266	$5,644	$6,418

Net (loss) income (GAAP measure)	$(1,341)	$(22,164)	$(97)	$(18,697)
Compensation charge, net of tax	1,717	-	3,422	-
Pension settlement charge, net of tax	-	24,812	-	24,812
Favorable tax adjustment related to “Tax Reform 2017”	-	-	-	(372)
Adjusted net income (Non-GAAP measure)	$376	$2,648	$3,325	$5,743

Diluted loss per share (GAAP measure)	$(0.36)	$(5.96)	$(0.03)	$(5.03)
Compensation charge, net of tax	0.46	-	0.92	-
Pension settlement charge, net of tax	-	6.67	-	6.68
Favorable tax adjustment related to “Tax Reform 2017”	-	-	-	(0.10)
Adjusted diluted earnings per share (Non-GAAP measure)	$0.10	$0.71	$0.89	$1.55

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically “adjusted net income,” “adjusted gross profit,” “adjusted engineering, selling & administrative expenses,” “adjusted operating income” and “adjusted diluted earnings per share.”  “Adjusted net income” is defined as net (loss) income attributable to STRATTEC SECURITY CORPORATION shareholders excluding both the pension settlement charges and the compensation expense charges, in each case net of tax (i.e., on an after tax basis), and excluding a favorable tax adjustment relating to “Tax Reform 2017”.  “Adjusted diluted earnings per share” is defined as “Adjusted net income” divided by average diluted shares of common stock outstanding during the applicable period.  “Adjusted gross profit” is defined as gross profit excluding the compensation expense charges, all on a pre-tax basis. “Adjusted engineering, selling & administrative expenses” is defined as engineering, selling & administrative expenses excluding the compensation expense charges, all on a pre-tax basis.  “Adjusted operating income” is defined as operating income excluding the compensation expense charges, all on a pre-tax basis. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating STRATTEC’s performance and are important measures by which STRATTEC’s management is able to assess the profitability and liquidity of STRATTEC’s business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income (loss) as a measure of operating performance. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

STRATTEC designs, develops, manufactures and markets automotive Access Control Products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, power sliding side door systems, power lift gate systems, power deck lid systems, door handles and related products. These products are provided to customers in North America, and on a global basis through a unique strategic relationship with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.  Under this relationship, STRATTEC, WITTE and ADAC market each company’s products to global customers under the “VAST Automotive Group” brand name.  STRATTEC’s history in the automotive business spans over 110 years.

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”   Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, changes in warranty provisions and customers’ product recall policies, foreign currency fluctuations, uncertainties stemming from U.S. trade policies, tariffs and reaction to same from foreign countries and costs of operations (including fluctuations in the cost of raw materials).  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

STRATTEC SECURITY CORPORATION
Results of Operations
(In Thousands except per share amounts)
(Unaudited)

	Second Quarter Ended		Six Months Ended
	December 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018

Net Sales	$106,283	$112,913	$226,245	$230,072

Cost of Goods Sold	95,950	100,177	200,026	202,153

Gross Profit	10,333	12,736	26,219	27,919

Engineering, Selling & Administrative Expenses	12,094	10,470	25,048	21,501

(Loss) Income from Operations	(1,761)	2,266	1,171	6,418

Interest Expense	(248)	(404)	(588)	(811)

Pension Termination
Settlement Charge	-	(32,434)	-	(32,434)

Other Income, Net	515	1,214	902	1,878

(Loss) Income Before Benefit for Income Taxes and Non-Controlling Interest	(1,494)	(29,358)	1,485	(24,949)

Benefit for Income Taxes	(399)	(7,760)	(100)	(7,780)

Net (Loss) Income	(1,095)	(21,598)	1,585	(17,169)

Net Income Attributable to Non-Controlling Interest	(246)	(566)	(1,682)	(1,528)

Net Loss Attributable to STRATTEC SECURITY CORPORATION	$(1,341)	$(22,164)	$(97)	$(18,697)

Loss Per Share:
Basic	$(0.36)	$(6.03)	$(0.03)	$(5.10)
Diluted	$(0.36)	$(5.96)	$(0.03)	$(5.03)

Average Basic
Shares Outstanding	3,741	3,675	3,725	3,663

Average Diluted
Shares Outstanding	3,741	3,718	3,725	3,715

Other
Capital Expenditures	$3,086	$5,433	$7,384	$9,402
Depreciation	$4,847	$4,076	$9,580	$8,123

STRATTEC SECURITY CORPORATION
Condensed Balance Sheet Data
(In Thousands)

	December 29, 2019	June 30, 2019
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$9,285	$7,809
Receivables, net	65,893	84,230
Inventories, net	52,511	47,262
Other current assets	15,789	17,331
Total Current Assets	143,478	156,632
Investment in Joint Ventures	24,058	23,528
Other Long Term Assets	11,003	14,456
Property, Plant and Equipment, Net	115,040	118,120
	$293,579	$312,736

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$31,693	$41,889
Other	33,740	37,374
Total Current Liabilities	65,433	79,263
Accrued Pension and Post Retirement Obligations	2,451	2,425
Borrowings Under Credit Facility	32,000	42,000
Other Long-term Liabilities	4,846	1,232
Shareholders’ Equity	317,648	317,681
Accumulated Other Comprehensive Loss	(18,486)	(18,568)
Less:Treasury Stock	(135,693)	(135,725)
Total STRATTEC SECURITY
CORPORATION Shareholders’ Equity	163,469	163,388
Non-Controlling Interest	25,380	24,428
Total Shareholders’ Equity	188,849	187,816
	$293,579	$312,736

STRATTEC SECURITY CORPORATION
Condensed Cash Flow Statement Data
(In Thousands)
(Unaudited)

	Second Quarter Ended		Six Months Ended
	December 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018

Cash Flows from Operating Activities:
Net (Loss) Income	$(1,095)	$(21,598)	$1,585	$(17,169)
Adjustments to Reconcile Net (Loss) Income to Cash Provided by Operating Activities:
Pension Settlement Charge	-	32,434	-	32,434
Non-cash Compensation Expense	2,245	-	4,473	-
Equity Earnings in Joint Ventures	(492)	(1,476)	(976)	(2,385)
Depreciation and Amortization	4,847	4,076	9,580	8,123
Foreign Currency Transaction Loss (Gain)	363	(359)	448	69
Unrealized Loss (Gain) on Peso Forward Contracts	-	132	-	(93)
Deferred Income Taxes	(508)	(7,759)	(1,032)	(8,131)
Stock Based Compensation Expense	211	241	624	626
Change in Operating Assets/Liabilities	(160)	6,518	5,478	6,532
Other, net	189	(284)	428	(284)

Net Cash Provided by Operating Activities	5,600	11,925	20,608	19,722

Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(3,086)	(5,433)	(7,384)	(9,402)
Proceeds Received on Sale of Property, Plant and Equipment	-	12	15	12

Net Cash Used in Investing Activities	(3,086)	(5,421)	(7,369)	(9,390)

Cash Flows from Financing Activities:
Borrowings on Line of Credit Facility	-	-	-	2,000
Payments on Line of Credit Facility	(4,000)	(5,000)	(10,000)	(7,000)
Dividends Paid to Non-Controlling Interest of Subsidiary	-	(200)	(980)	(984)
Dividends Paid	(525)	(515)	(1,047)	(1,029)
Exercise of Stock Options and Employee Stock Purchases	280	49	519	72

Net Cash Used in Financing Activities	(4,245)	(5,666)	(11,508)	(6,941)

Effect of Foreign Currency Fluctuations on Cash	(225)	190	(255)	(108)

Net (Decrease) Increase in Cash & Cash Equivalents	(1,956)	1,028	1,476	3,283

Cash and Cash Equivalents:
Beginning of Period	11,241	10,345	7,809	8,090
End of Period	$9,285	$11,373	$9,285	$11,373